                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                       General DataComm Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                       GENERAL DATACOMM INDUSTRIES, INC.
                       MIDDLEBURY, CONNECTICUT 06762-1299
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD FEBRUARY 4, 1999
                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of GENERAL DATACOMM INDUSTRIES, INC. (the "Corporation") will be held at the Corporate offices of The Chase Manhattan Bank, 11th Floor, 270 Park Avenue, New York, New York, on Thursday, February 4, 1999 at 4:00 P.M. for the following purposes:

          1. To elect one director to serve for a term of three years and until his successor is elected.

          2. To consider and take action upon a proposal to adopt an amendment to the 1979 Employee Stock Purchase Plan by which an additional 600,000 shares of the Corporation's Common Stock, $.10 par value, will be reserved for issuance thereunder.

          3. To consider and take action upon a stockholder proposal if introduced at the meeting relating to a by-law addition to restrict option repricing.

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on December 7, 1998 has been fixed as the record date for the determination of the stockholders entitled to receive notice of and to vote at the Meeting.

                                          By Order of the Board of Directors

                                          HOWARD S. MODLIN
                                          Secretary

Dated: December 14, 1998

IMPORTANT: THE MANAGEMENT INVITES YOU TO ATTEND THE MEETING IN PERSON, BUT IF YOU ARE UNABLE TO BE PRESENT, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. NO POSTAGE IS REQUIRED IF THE PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND IS MAILED WITHIN THE UNITED STATES.

                       GENERAL DATACOMM INDUSTRIES, INC.
                       MIDDLEBURY, CONNECTICUT 06762-1299
                            ------------------------

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation by the Board of Directors of General DataComm Industries, Inc. (the "Corporation") of proxies in the accompanying form to be used at the Annual Meeting of the Stockholders of the Corporation to be held on Thursday, February 4, 1999 and at all adjournments thereof, for the purposes set forth in the accompanying notice of the meeting. It is intended that this statement and the proxies solicited hereby be mailed to stockholders on or before January 15, 1999. A stockholder who shall sign and return a proxy in the form enclosed with this statement has the power to revoke it any time before it is exercised by giving written notice to the Corporation, Attention: Secretary, to such effect. A stockholder attending the meeting in person may make his or her own nomination from the floor when the election of directors is considered. Proxies properly executed and received in time for the meeting will be voted.

     The close of business on December 7, 1998 has been fixed as the record date for the determination of the stockholders entitled to receive notice of and to vote at the meeting. There were outstanding as of the close of business on December 7, 1998 and entitled to be voted at the meeting, 19,642,190 shares of Common Stock and 2,093,083 shares of Class B Stock. All of said shares are entitled to one (1) vote on all matters voted on at the Annual Meeting, voting as a single class. The holders of Class B Stock are entitled to ten (10) votes per share in any election of directors if more than 15% of the shares of Common Stock outstanding on the record date are owned beneficially by a person or a group of persons acting in concert, or if a nomination for the Board of Directors is made by a person or group of persons acting in concert (other than the Board) provided such nomination is not made by one (1) or more holders of Class B Stock, acting in concert with each other, who beneficially own more than 15% of the shares of Class B Stock outstanding on such record date. The Board of Directors is not presently aware of any circumstance that would give holders of Class B Stock the right to ten (10) votes per share for the election of directors at the Annual Meeting.

     The affirmative vote, in person or by proxy, of a majority of the shares of Common Stock and Class B Stock voted, together as a single class, is required to elect one (1) director and to approve the stockholder proposal. The affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock and Class B Stock, together as a single class, is required to authorize the amendment to the 1979 Employee Stock Purchase Plan authorizing an additional 600,000 shares.

     The proxies in the accompanying form will be voted "FOR" the first two proposals set forth in the Notice of Annual Meeting and "AGAINST" the stockholder proposal. If any other specification is made by a stockholder in the proxy, it will be voted as specified. In the discretion of the proxy-holders, the proxies will also be voted for or against such other matters as may properly come before the meeting. The Board of Directors is not aware that any other matters are to be presented for action at the meeting.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of November 24, 1998 with respect to the beneficial ownership of the Corporation's Class B Stock and Common Stock by all persons known by the Corporation to own more than 5% of the Corporation's outstanding Class B Stock or Common Stock who are deemed to be such beneficial owners of the Corporation's Class B Stock or Common Stock under Rule 13d-3. Class B Stock is convertible into Common Stock at any time on a share-for-share basis.

                                                                       AMOUNT AND
                                                                       NATURE OF
                                      NAME AND ADDRESS                 BENEFICIAL   PERCENT OF   PERCENT OF
TITLE OF CLASS                       OF BENEFICIAL OWNER               OWNERSHIP      CLASS      ALL CLASSES
--------------                       -------------------               ----------   ----------   -----------
Class B Stock           Charles P. Johnson                             1,513,677*      72.3%*        8.8%*
$.10 par value          General DataComm Industries, Inc.
                        Middlebury, CT
                        06762-1299
                        James R. Arcara                                  351,420**     16.8%**       2.9%**
                        General DataComm Industries, Inc.
                        Middlebury, CT
                        06762-1299
Common Stock            State of Wisconsin Investment Board            1,890,000***     9.6%         8.7%
$.10 par value          121 East Wilson Street
                        Madison, WI 53702

---------------
  * The amount and percent of Class B Stock and percent of all classes do not include 8,643 shares of Class B Stock or 10,857 shares of Common Stock owned by trusts or in custody for the benefit of Mr. Johnson's daughter, the beneficial ownership of which he disclaims. In addition, the percent of all classes includes 33,379 shares of Common Stock, 26,614 shares of Common Stock held in the Corporation's 401(k) Stock Fund as of November 24, 1998, 329,107 shares of Common Stock which Mr. Johnson could acquire by the exercise of stock options within sixty (60) days, and 36,630 shares of Common Stock issuable upon conversion of the Corporation's 9% Convertible Exchangeable Preferred Stock ("Preferred Stock").

 ** The amount and percent of Class B Stock includes 100,419 shares owned directly by Mr. Arcara and 251,001 shares held by Mr. Arcara as trustee under various trusts for the benefit of the family of Mr. Johnson (238,801 shares) and as trustee under an insurance trust for the benefit of Mr. Johnson (12,200 shares). Mr. Arcara has the sole power to vote and/or dispose of the shares held as trustee. He disclaims beneficial ownership of these 251,001 shares. In addition, the percent of all classes includes 90,936 shares of Common Stock owned directly by Mr. Arcara with his wife, 25,568 shares of Common Stock held in the Corporation's 401(k) Stock Fund, 137,143 shares of Common Stock held by Mr. Arcara as trustee under various trusts for the benefit of Mr. Johnson's children for which he disclaims beneficial ownership and 35,000 shares of Common Stock which Mr. Arcara could acquire by the exercise of stock options within sixty (60) days.

*** The State of Wisconsin Investment Board is a state agency which invests assets on behalf of state employees.

                         ITEM 1.  ELECTION OF DIRECTORS

     The nominee, Mr. Frederick R. Cronin was elected director of the Corporation at the 1996 meeting of stockholders for a three (3) year term. Set forth opposite the name of the nominee and each director whose term continues past the meeting is his principal occupation for the past five (5) years, the name and principal business of any corporation or other organization in which such employment is carried on, other business directorships held, his age and the year in which the term of office for which he is a nominee or the term of such office will expire.

     Management has no reason to believe that the nominee is not available or will not serve if elected, but if the nominee should become unavailable to serve as a director, full discretion is reserved to the persons named as proxies to vote for such other person as may be nominated. Proxies will be voted "FOR" the nominee unless the stockholder specifies otherwise.

                                         POSITION WITH THE CORPORATION,            BECAME A     TERM
NAME                                      PRINCIPAL OCCUPATION AND AGE             DIRECTOR    EXPIRES
----                                     ------------------------------            --------    -------
Charles P. Johnson.............  Chairman of the Board of Directors and Chief        1969       2001
                                 Executive Officer; 71
Howard S. Modlin...............  Secretary of the Corporation and member of the      1969       2001
                                 law firm of Weisman Celler Spett & Modlin,
                                 P.C.; Director of Fedders Corporation and
                                 Trans-Lux Corporation; 67
Frederick R. Cronin............  Vice President, Corporate Technology; 67            1981       2002
Lee M. Paschall................  Consultant; former Chairman, President of           1981       2000
                                 American Satellite Company, 1981 to 1985;
                                 Telecommunications Consultant between August
                                 1978 and August 1981. Previous thereto, he was
                                 a Lieutenant General, United States Air Force;
                                 Director of Radiation Systems, Inc.; 76
John L. Segall.................  Consultant; Vice Chairman of GTE 1991-1994;         1994       2000
                                 Vice Chairman of Contel Corp. 1989-1991; 72

                  SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     Each nominee, each director whose term continues past the meeting and each executive officer listed in the Summary Compensation Table (on page 6) have advised the Corporation that, as of November 24, 1998, he owned beneficially, directly or indirectly, securities of the Corporation in the amounts set forth opposite his name.

                                                                      SHARES OF                  PERCENT
                                    SHARES OF COMMON    PERCENT     CLASS B STOCK    PERCENT     OF ALL
NAME                                  STOCK OWNED       OF CLASS      OWNED(1)       OF CLASS    CLASSES
----                                ----------------    --------    -------------    --------    -------
Charles P. Johnson................       425,730(2)       2.1%        1,513,677(2)     72.3%       8.8%
Howard S. Modlin..................        95,535(3)       0.5%            6,750(3)      0.3%       0.5%
Frederick R. Cronin...............       133,699(4)       0.7%               --          --        0.6%
Lee M. Paschall...................        11,000(5)       0.1%            5,770         0.3%       0.1%
John L. Segall....................         6,000(6)        --                --          --         --
Ross A. Belson....................       186,095(7)       0.9%               --          --        0.8%
William S. Lawrence...............       126,852(8)       0.6%           36,558         1.7%       0.7%
V. Jay Damiano....................        53,803(9)       0.3%               --          --        0.2%
P. John Woods.....................         6,900(10)       --                --          --         --
Directors and Officers as a group
  (14 individuals including the
  above)..........................     1,537,823(11)      7.5%        1,936,175(11)    92.5%      15.3%

---------------
 (1) The Class B Stock is convertible into Common Stock at any time on a share-for-share basis.

 (2) Includes 329,107 shares of Common Stock which Mr. Johnson could acquire by the exercise of stock options within sixty (60) days, 26,614 shares of Common Stock held in the Corporation's 401(k) Stock Fund and 36,630 shares issuable on conversion of the Preferred Stock shares held by him. Does not include 8,643 shares of Class B Stock or 10,857 shares of Common Stock owned by trusts or in custody for the benefit of his daughter, the beneficial ownership of which he disclaims.

 (3) Includes 5,000 shares of Common Stock which Mr. Modlin could acquire by the exercise of stock options within sixty (60) days and 90,535 shares held by the law firm of which he is a member. Does not include 31,400 shares of Class B Stock nor 112,000 shares of Common Stock owned directly by members of his immediate family, the beneficial ownership of which Mr. Modlin disclaims.

 (4) Includes 90,254 shares of Common Stock which Mr. Cronin could acquire by the exercise of stock options within sixty (60) days and 2,363 shares of Common Stock held in the Corporation's 401(k) Stock Fund. Does not include 15,900 shares of Common Stock owned directly by members of his immediate family, the beneficial ownership of which he disclaims.

 (5) Includes 5,000 shares of Common Stock which Mr. Paschall could acquire by the exercise of stock options within sixty (60) days.

 (6) Includes 5,000 shares of Common Stock which Mr. Segall could acquire by the exercise of stock options within sixty (60) days.

 (7) Includes 166,477 shares of Common Stock which Mr. Belson could acquire by the exercise of stock options within sixty (60) days.

 (8) Includes 102,776 shares of Common Stock which Mr. Lawrence could acquire by the exercise of stock options within sixty (60) days and 22,676 shares of Common Stock held in the Corporation's 401(k) Stock Fund. Does not include 860 shares of Common Stock owned by his wife, the beneficial ownership of which he disclaims.

 (9) Includes 44,331 shares of Common Stock which Mr. Damiano could acquire by the exercise of stock options within sixty (60) days and 391 shares of Common Stock held in the Corporation's 401(k) Stock Fund.

(10) Includes 6,700 shares of Common Stock which Mr. Woods could acquire by the exercise of stock options within sixty (60) days and 200 shares of Common Stock held in the Corporation's 401(k) Stock Fund.

(11) Includes 883,203 shares of Common Stock which persons in the group have the right to acquire by the exercise of stock options within sixty (60) days, 94,577 shares of Common Stock held in the Corporation's 401(k) Stock Fund, 238,801 shares of Class B Stock and 137,143 shares of Common Stock held by Mr. James R. Arcara, Vice President, Corporate Operations, as trustee under various trusts for the benefit of Mr. Johnson's family, 12,200 shares of Class B Stock held by Mr. Arcara as trustee under an insurance trust for the benefit of Mr. Johnson, 36,630 shares of Common Stock issuable on conversion of the Preferred Stock owned by Mr. Johnson and 90,535 shares of Common Stock held by the law firm of which Mr. Modlin is a member. Does not include 44,767 shares of Class B Stock and 140,617 shares of Common Stock owned directly by members of the directors' and officers' immediate families or related trusts, the beneficial ownership of which they disclaim.

                 EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS
                                WITH MANAGEMENT

     The following Summary Compensation Table sets forth the compensation paid or awarded for the fiscal years ended September 30, 1998, 1997 and 1996 to the Corporation's Chief Executive Officer and the four (4) next most highly compensated executive officers whose compensation for the fiscal year ended September 30, 1998 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                             ANNUAL COMPENSATION(1)

                                                                                          ALL OTHER
                                                                 OPTIONS(#)              COMPENSATION
NAME AND PRINCIPAL POSITION         YEAR    SALARY     BONUS      GRANTED     OTHER($)      ($)(2)
---------------------------         ----   --------   --------   ----------   --------   ------------
Charles P. Johnson................  1998   $498,657   $100,000    150,000     $21,937      $59,470
  Chairman of the Board             1997    498,657    100,000         --      23,897       58,520
  of Directors and Chief            1996    498,658    135,000     90,000      16,868       58,520
  Executive Officer
Ross A. Belson....................  1998    264,289     75,000     84,500      10,238        3,200
  President and Chief               1997    264,289     75,000         --      14,430        2,250
  Operating Officer                 1996    264,290     75,000     42,500       8,237        2,250
William S. Lawrence...............  1998    186,499     22,240     65,000      11,834        3,200
  Senior Vice President, Finance    1997    186,497     20,000     15,000      11,900        2,250
  and Chief Financial Officer       1996    186,498     25,800     25,000       9,501        2,250
V. Jay Damiano....................  1998    149,598     54,769     27,000       5,815        3,200
  Senior Vice President of Sales    1997    149,598     44,156     11,000       7,071        2,250
                                    1996    149,596     55,737     20,000       6,767        2,250
P. John Woods(3)..................  1998    144,610     18,120      5,100       6,146       33,411
  President, Vital Network          1997    141,855     13,650     10,800      10,749       27,749
  Services, LLC

---------------
(1) There are no restricted stock awards, stock appreciation rights or deferred long-term incentive payouts.

(2) The Corporation is paying the annual premium on a $1,000,000 life insurance policy on Mr. Johnson's life at an approximate annual cost of $56,270, included in all other compensation, so long as Mr. Johnson is an employee of the Corporation. Mr. Johnson's designee is the owner of said policy. The balance of Mr. Johnson's all other compensation and amounts reported for the other executives reflects the Corporation's contributions under its 401(k) plan.

(3) Mr. Woods became an executive officer on September 4, 1997. $30,299 and $25,209 of all other compensation reflected relocation expenses for 1998 and 1997 respectively.

     During the fiscal year ended September 30, 1998, $764,000 in fees, an amount which the Corporation believes is fair, were paid to the law firm of which Howard S. Modlin is a member.

BOARD COMPENSATION COMMITTEE REPORT

     All matters concerning executive compensation for the Chief Executive Officer and other executive officers are considered by the Corporation's entire Board of Directors since there is no separate Compensation Committee. The salary levels are intended to be consistent with competitive practice and level of performance. In determining the total compensation to be paid to the Chief Executive Officer and all other executive officers, the Board considers management's recommendation based upon past salary levels, industry surveys, experience, capability, normal salary increase levels in past years and the Corporation's and respective individual's performances during the last fiscal year. The Chief Executive Officer's compensation and bonus are based upon the above factors and include three-quarters ( 3/4) of one-percent (1%) of the Corporation's pretax earnings, but in no event shall the Chief Executive Officer's annual bonus be less than $100,000.

CHANGE IN CONTROL

     Under a benefit arrangement for senior executive officers and other senior key employees designated by the Board who are 55 or over who have been employed by the Corporation for more than 20 years, in addition to certain medical and long term care benefits, Messrs. Johnson and Lawrence (and each other designee) are entitled to continuation of their then minimum compensation level for two years and have all options vest which are outstanding for at least one year if they retire within 90 days following a change-in-control. If such event occurred as of December 7, 1998 and Messrs. Johnson and Lawrence retired, they would currently be entitled to a minimum annual compensation of $598,657 and $208,739, respectively, or a total of $1,197,314 and $417,478, respectively for two (2) years. The benefit arrangement was not established in response to any threatened change-in-control and is part of an overall plan to reward long-term senior executives and employees.

LOANS

     In October 1996, the Corporation granted an unsecured loan to Mr. Dennis J. Nesler, Vice President and Treasurer of the Corporation, in the amount of $68,200 at an 8.24% annual rate of interest for the personal needs of Mr. Nesler. The loan is secured by shares of the Corporation's Common Stock, payable on demand and remained outstanding at December 7, 1998 in the amount of $45,467. Mr. Nesler's loan was amended in September 1997 and became payable in twelve equal quarterly installments commencing January 1, 1998. If Mr. Nesler is in the employ of GDC on the due date of an installment, such installment and accrued interest will be forgiven. Should Mr. Nesler voluntarily resign, the balance becomes immediately due and payable. Should his employment be terminated for any reason other than voluntary resignation, the balance shall be forgiven in its entirety.

STOCK OPTION PLANS

     Under the terms of the Corporation's Stock Option Plans, the Corporation has reserved a total of 4,436,014 shares of Common Stock as of November 24, 1998. Officers and key employees selected by the Chairman of the Board or the Stock Option Committee, as the case may be, may be granted incentive stock options at an exercise price equal to or greater than the fair market value per share on the date of grant and non-incentive stock options at an exercise price equal to, greater than or less than the fair market value per share on the date of grant. While individual options can be issued under various provisions, options cannot be exercised during the first year, generally vest in increments of 25% per year over a four-year period and expire within ten (10) years. The Chairman or the Stock Option Committee, as the case may be, determines the number of stock options to be granted to any person, subject to the limitations on incentive stock options in Section 422A of the Internal Revenue Code of l986, as amended, ("Code"). There are no stock appreciation rights under the Stock Option Plans.

STOCK OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table is a summary of all stock options granted pursuant to the Corporation's Stock Option Plans during the period October 1, 1997 through September 30, 1998. There are no stock appreciation rights under the Plans. In addition, the table shows the potential gain that could be realized if the fair market value of the Corporation's Common Stock were to appreciate at a 5% or 10% annual rate over the ten (10) year period of the option term.

                                                                               POTENTIAL REALIZABLE
                                        % OF TOTAL                               VALUE AT ASSUMED
                                          OPTIONS                              ANNUAL RATES OF STOCK
                                        GRANTED TO    EXERCISE                   APPRECIATION FOR
                                 #       EMPLOYEES     OR BASE                      OPTION TERM
                              OPTIONS     IN LAST     PRICE PER   EXPIRATION   ---------------------
NAME                          GRANTED   FISCAL YEAR     SHARE        DATE         5%          10%
----                          -------   -----------   ---------   ----------   ---------   ---------
Charles P. Johnson..........  53,338        3.4        $4.125        3/4/08     105,778     298,775
                              96,662        6.1         3.750        3/4/08     227,963     577,704
Ross A. Belson..............   9,500        0.6         3.375      12/14/07      20,157      51,078
                              75,000        4.7         3.750        3/4/08     176,877     448,240
William S. Lawrence.........  20,000        1.3         3.375      12/14/07      42,435     107,531
                              45,000        2.8         3.750        3/4/08     106,126     268,944
V. Jay Damiano..............  14,000        0.9         3.375      12/14/07      29,705      75,273
                              13,000        0.8         3.750        3/4/08      30,659      77,695
P. John Woods...............   5,100        0.3          4.00       6/10/08      12,829      32,512

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth the number of shares acquired on exercise during the fiscal year ended September 30, 1998, the value realized upon exercise, the number of unexercised options outstanding at September 30, 1998 and the value of unexercised in-the-money options at September 30, 1998 for the persons named in the Summary Compensation Table. No options were exercised by such persons during such fiscal year.

                                                                                        VALUE OF UNEXERCISED
                                                               NUMBER OF UNEXERCISED        IN-THE-MONEY
                                                                    OPTIONS AT               OPTIONS AT
                                   NUMBER OF                    SEPTEMBER 30, 1998       SEPTEMBER 30, 1998
                                    SHARES                     ---------------------    --------------------
                                  ACQUIRED ON       VALUE          EXERCISABLE/             EXERCISABLE/
NAME                               EXERCISE        REALIZED        UNEXERCISABLE           UNEXERCISABLE
----                              -----------      --------    ---------------------    --------------------
Charles P. Johnson............       None            --           322,657/180,000             $   0/0
Ross A. Belson................       None                         156,977/129,500              2003/0
William S. Lawrence...........       None            --            82,776/ 90,000              7064/0
V. Jay Damiano................       None            --            26,331/ 49,600                 0/0
P. John Woods.................       None                           6,700/ 14,000                 0/0

EMPLOYEE RETIREMENT SAVINGS AND DEFERRED PROFIT SHARING PLAN

     Under the retirement savings provisions of the Corporation's Employee Retirement Savings and Deferred Profit Sharing Plan (the "Plan"), established under Section 401(k) of the Code in fiscal 1987, U.S. employees are generally eligible to contribute to the Plan after three (3) months of continuous service in amounts determined by the Plan. The Corporation contributes an additional 50% of the employee contribution up to certain limits, not to exceed 2% of total eligible compensation. Employees become fully vested in the Corporation's contributions after three (3) years of continuous service, death, disability or upon reaching age 65. The Plan year for the Retirement Savings 401(k) portion of the Plan coincides with the calendar year, and the Corporation's contribution is paid in the following calendar year if the participant was employed on December 31 of the Plan year.

     The deferred profit sharing provisions of the Plan include retirement and other related benefits for substantially all of the Corporation's eligible employees. Contributions under the Plan are funded annually and are based, at a minimum, upon a formula measuring profitability in relation to revenues. Additional amounts may be contributed at the discretion of the Corporation. Contributions to the Plan are allocated to each participant based upon individual earnings in proportion to the earnings of all participants. There were no contributions made for deferred profit sharing for fiscal 1998.

     The Corporation's contributions to the Retirement Savings 401(k) portion of the Plan for calendar 1997, paid in 1998, amounted to $1,155,964 for all participants, including $3,200 on behalf of each of the named officers in the Summary Compensation Table, with the exception of John Woods, who received $3,112.

                     FIVE YEAR CORPORATE PERFORMANCE GRAPH

     The following graph compares the Corporation's total stockholder return over the five (5) fiscal years ended September 30, 1998 with the total return on the Standard & Poor's 500 Index ("Standard & Poor's 500") and an industry peer group based upon the Value Line Computers & Peripherals Industry ("Computer Peripherals") in which the Corporation is included. The stockholder return shown on the graph is not intended to be indicative of future performance of the Corporation's Common Stock.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
     GENERAL DATACOMM INDUSTRIES, INC., STANDARD & POORS 500 AND VALUE LINE
                           COMPUTER-PERIPHERALS INDEX
                     (Performance Results Through 9/30/98)
[CUMULATIVE TOTAL RETURN PERFORMANCE GRAPH]

                                        'General
                                        DataComm        Standard & Poors        Computer-
                                    Industries, Inc.'          500             Peripherals
1993                                     100.00              100.00              100.00
1994                                     259.77              103.93              135.65
1995                                     135.63              134.92              251.53
1996                                     103.45              162.43              358.68
1997                                      55.17              228.48              664.67
1998                                      27.59              248.39              656.44

* Assumes $100 invested at the close of trading on September 30, 1993 in General DataComm Industries, Inc. Common Stock, Standard & Poor's 500 and the Computer-Peripherals peer group. Cumulative total return assumes reinvestment of dividends.

             ITEM 2.  PROPOSED AMENDMENT TO THE CORPORATION'S 1979
                          EMPLOYEE STOCK PURCHASE PLAN

     The Corporation's 1979 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in May 1979 and approved by the stockholders in February 1980. A total of 3,225,704 shares of common stock are reserved for issuance under the Purchase Plan after giving effect to stock splits in February and November 1980 and May 1984 and amendments to the Purchase Plan by stockholders at previous meetings. The Purchase Plan currently expires on October 31, 2001.

     The Purchase Plan, which is amended to qualify under Section 423 of the Code is implemented by having one offering during each six-month period ("Payment Period") which currently commences on March 1 and September 1 of each year and is administered by a committee appointed by the Chairman of the Corporation. Employees who have completed 91 consecutive days of employment are eligible to participate if they are customarily employed by the Corporation for more than twenty (20) hours per week and more than five (5) months per year. The Purchase Plan permits eligible employees to purchase Common Stock through payroll deductions (in an amount not less than 2% nor more than 10% of the employee's regular base pay, bonuses and commissions) at the lower of 85% of the average market price of the Common Stock at the beginning or the end of each six-month offering period, provided, however (i) if 85% of the average market price per share of the Common Stock is less than book value per share at the beginning of a Payment Period, the Purchase Plan is suspended; (ii) if 85% of the average market price per share at the end of a Payment Period is less than the book value, the payroll deductions are refunded; and (iii) if 85% of the average market price per share at the beginning of a Payment Period is less than the book value per share at the end thereof, the purchase price is the book value per share. The Board can reinstate the Purchase Plan at any time if 85% of the average market price per share exceeds the book value per share, and the Payment Period starting and ending dates would be adjusted accordingly. Employees may end their participation in an offering at any time during such offering Payment Period prior to two (2) business days from the end of the Payment Period. Participation ends automatically upon termination of employment with the Corporation. As of November 24, 1998, 308,407 shares remained available for future issuance under the Purchase Plan.

     Messrs. Weisman Celler Spett & Modlin, P.C., the Corporation's legal counsel, have advised that under existing Treasury regulations: (i) taxable income will not be realized by the employee either at the time options are granted pursuant to the Purchase Plan or at the time of the purchase of shares pursuant to the Purchase Plan; (ii) if the employee disposes of shares two (2) years or more after the beginning of the Payment Period in which the shares were acquired, then the employee at that time will (a) recognize as ordinary compensation income an amount equal to the lesser of: (1) the excess of the fair market value of the shares at the time of such disposition over the option price, or (2) the excess of the fair market value of the shares at the beginning of the Payment Period over the option price; and (b) recognize a long-term capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (i.e., purchase price plus amount, if any, taxed as compensation income); (iii) if the employee disposes of the shares within two (2) years after the beginning of the Payment Period in which the shares were acquired, the employee at that time will: (a) recognize as ordinary compensation income an amount equal to the fair market value of the shares at the time of purchase (the last business day of the applicable Payment Period) less the amount paid for the shares; and (b) recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and the basis in the shares (i.e., the purchase price plus the amount taxed as compensation income); if the employee holds the shares for more than one year such gain or loss will be treated as a long term capital gain or loss with any gain taxed at a maximum rate of 20%; and (iv) if the two-year holding period is satisfied, the Corporation will not receive any deduction for Federal income tax purposes with respect to the options or the shares issued pursuant thereto. If the two-year holding period is not satisfied, the Corporation may be entitled to a deduction in an amount equal to the amount which is considered ordinary compensation income.

     The following table sets forth certain information as to all executive officers as a group and all other employees who participated in the Purchase Plan between October 1, 1997 and November 24, 1998:

                                                              NUMBER OF    AGGREGATE     AVERAGE
                                                               SHARES      PURCHASE     PRICE PER
NAME OF INDIVIDUAL OR IDENTITY OF GROUP                       PURCHASED      PRICE        SHARE
---------------------------------------                       ---------    ---------    ---------
All executive officers (3 persons in the Purchase Plan).....    13,116       38,080      $2.9033
All other employees (246 persons)...........................   330,007      961,046      $2.9122

     The preceding summary of certain provisions of the Purchase Plan is qualified in its entirety by reference to the complete text of the Purchase Plan as set forth as Exhibit A of this Proxy Statement. The affirmative vote of a majority of the shares entitled to vote is required to approve the amendment to the 1979 Employee Stock Purchase Plan providing for an additional 600,000 shares. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO SUCH PLAN INCREASING THE NUMBER OF AUTHORIZED SHARES. It is intended that proxies solicited hereby will be voted "FOR" such amendment to the Purchase Plan unless the stockholder specifies otherwise.

                  ITEM 3.  STOCKHOLDER PROPOSAL TO ADD BY-LAW
                          RESTRICTING OPTION REPRICING

     Management has been advised that the State of Wisconsin Investment Board, 121 East Wilson Street, Madison Wisconsin 53702, the holder of 1,890,000 shares of Common Stock intends to submit the following proposal at the meeting:

     "WHEREAS, the General DataComm Industries, Inc. (GDC) board has supported the adoption of numerous incentive compensation plans over the years, regardless of company or stock performance; and

     WHEREAS, during the previous several years, the company has granted options for millions of GDC shares leading to an unacceptable level of potential dilution; and

     WHEREAS, notwithstanding high dilution and poor company performance over the past 3 years, GDC continues to retain a policy that outstanding options can be repriced to a lower exercise price at such time as the board shall determine;

     NOW THEREFORE, BE IT RESOLVED:

     PURSUANT TO THE AUTHORITY OF SHAREHOLDERS TO CHANGE BYLAWS, THE FOLLOWING BYLAW SHALL BE ADDED TO THE BYLAWS OF GENERAL DATACOMM INDUSTRIES, INC.: OPTION REPRICING. THE COMPANY SHALL NOT REPRICE ANY STOCK OPTIONS ALREADY ISSUED AND OUTSTANDING TO A LOWER STRIKE PRICE AT ANY TIME DURING THE TERM OF SUCH OPTION, WITHOUT THE PRIOR APPROVAL OF SHAREHOLDERS.

SUPPORTING STATEMENT

     Stock option plans have been used for many years by corporate management as incentives for attracting and retaining qualified employees. Shareholders generally support the use of reasonable levels of incentive compensation to provide a competitive employment environment. However, excessive reliance on such plans is unfair to existing shareholders.

     Certain companies have continued to expand the use of such plans to the point where existing shareholders face serious potential dilution. As of July 31, 1998, GDC had options granted or available for grant to employees of over 4,936,688 shares, representing potential dilution of over 22%. This level of potential dilution and the trend toward even higher grants should not be supported.

     GDC has a history of repricing "underwater-options". In May, June and July, 1997, the Company repriced 863,400 options with exercise prices as high as $15.50 down to a low of $6.75. GDC again repriced another 93,900 options in June, July and August, 1998 from as high as $15.88 to a low of $3.94 per share. GDC feels it can restart the clock on any number of options at anytime without regard for shareholder concerns. We are concerned about further repricings if GDC stock price continues to drop and have asked that the Company disclose any additional repricings it may engage in prior to the meeting. We urge management to raise the stock price, not lower the exercise price.

     We believe GDC has been irresponsible in its use of incentive compensation, since options are authorized, issued and can be repriced without regard to performance. While we support the concept of incentive compensation, the above program is unjustified and inequitable to existing shareholders. Notwithstanding repeated requests, the company has refused to adopt a policy against repricing of "underwater-options". The above resolution will help ensure a measure of fairness to the use of incentive compensation at GDC."

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THE STOCKHOLDER PROPOSAL.

     The Corporation believes the stockholder proposal is unduly restrictive and would hamper the Corporation's ability to retain employees, especially in an industry where its competition and recruiters have targeted the Corporation's employees for recruitment. Stock options are an important means of motivating employees to remain with the Corporation. If the exercise price of an option exceeds the market price, i.e., is "under-water", the options may have little incentive value to employees and may result in employee attrition.

     The Corporation believes its repricing of stock options in the past has been both limited and responsible and has taken into consideration both the need to attract and retain employees as well as avoid undue dilution to holdings of stockholders. Prior to May, 1997, the last such repricing took place almost ten years earlier in November, 1987 subsequent to the stock market crash in October, 1987. In May, June and July, 1997 the Corporation repriced 863,400 options which only amounted to 30 percent of the total outstanding options. At the time of the repricing, the new price of GDC's common stock was $6.75. However, the Corporation did not allow any options below a price of $10.06 to be repriced. In addition, the newly priced options (the old options were canceled) began with a new vesting schedule with a minimum of one-year vesting, and as a condition of receiving the repriced options, language was added to these newly repriced options to protect the Corporation's intellectual property. The Corporation did not allow the Chairman (CEO) and President (COO) to reprice any options. At the same time, the other officers were only allowed to reprice certain options down to a price of $8.00 per share. This repricing was effected to hold employees and to be fair to our existing stockholders. In June, July and August, 1998, the Corporation repriced an additional 93,900 options to some very key employees (non-officers), of which 80 percent of the options went to engineers. Of the total repricing, only 13 percent went to officers and did not include the CEO and COO.

     The Board of Directors needs to have the ability in its good faith judgment to promptly replace underwater options especially where the potential loss of employees may be more damaging to the Corporation and all its stockholders than the subsequent dilutive effect which may result when such options are exercised. If the repriced options are exercised, it means the stock price has increased as urged by the proponent stockholder of the proposal, and such increase would benefit all stockholders. Requiring the Corporation to submit option repricing to stockholders at the next annual meeting or at a special meeting is both cumbersome and untimely and would effectively eliminate the ability to reprice options for employees who are otherwise leaving their employment. The Corporation has also been advised by its Delaware counsel that in their opinion, the proposal if implemented would violate Delaware law since such restrictions are only permitted in the Certificate of Incorporation. Should the stockholders approve the proposal, the Corporation reserves the right to challenge its validity in appropriate Delaware court proceedings.

     ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE AGAINST THE PROPOSED BY-LAW ADDITION RESTRICTING OPTION REPRICING. It is intended that proxies solicited hereby will be voted "AGAINST" such proposal unless the stockholder specifies otherwise on the proxy card.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP was selected by the Board of Directors as auditors for the Corporation's fiscal year ended September 30, 1998, the twenty third year such firm and its predecessor have been the auditors of the Corporation.

     Representatives of such auditors are expected to be at the Annual Meeting of Stockholders and will be permitted to make a statement to the stockholders if they desire and to respond to any appropriate questions addressed by stockholders to such auditors. No decision has yet been made as to the selection of the Corporation's auditors for the 1999 fiscal year.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     The Corporation's executive officers and directors are required under
Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission and New York Stock Exchange. Copies of those reports must also be furnished to the Corporation.

     Based solely on a review of the copies of reports furnished to the Corporation and the Corporation's monthly reporting compliance program, the Corporation believes that during the preceding year all filing requirements applicable to executive officers and directors were met.

                       MEETINGS OF THE BOARD OF DIRECTORS

     During fiscal 1998, the Board of Directors had seven (7) meetings. All of the Directors attended at least 75% of such meetings. Non-employee directors currently receive a fee of $1,200 for each meeting which they attend and an annual fee of $8,000. Under a plan adopted by the Board of Directors in 1982, non-employee directors have the opportunity to elect to defer receipt of all or a portion of their fees plus interest thereon. On October 10, 1995 the non-employee directors were each granted a non-statutory stock option to purchase 5,000 shares of the Corporation's Common Stock at $12.31 per share, the fair market value on such date. On March 5, 1998 they were each granted a non-statutory option to purchase 4,500 shares at $3.75 per share. All such options become exercisable in three equal annual installments on the first, second and third anniversaries of date of grant.

     The Corporation has an Audit Committee consisting of Messrs. Lee Paschall, Howard S. Modlin and John L. Segall. Members of the Audit Committee receive an annual fee of $3,000. As part of its responsibilities, the Audit Committee reviews the audit function with the Corporation's independent auditors. During fiscal 1998 the Audit Committee had 3 meetings. The Corporation does not have a nominating or compensation committee.

     The Corporation has a Stock Option Committee consisting of Messrs. Lee Paschall and Howard S. Modlin. Such Committee, which had 2 telephonic meetings during fiscal 1998 followed up by written action, determines which executive officers of the Corporation shall be granted stock options under its stock option plans.

                  STOCKHOLDER PROPOSALS -- 2000 ANNUAL MEETING

     If any stockholder desires to submit a proposal for action at next year's annual meeting, it must be received by the Corporation, Middlebury, Connecticut 06762-1299, on or before August 16, 1999.

                              COST OF SOLICITATION

     The cost of preparing and mailing material in connection with the solicitation of proxies is to be borne by the Corporation. To the extent necessary in order to assure sufficient representation at the meeting, such solicitation will be made by the Corporation's regular employees in the total approximate number of three (3). Solicitation will be made by mail, telegram, telephone and in person.

                                          By Order of the Board of Directors

                                          HOWARD S. MODLIN
                                          Secretary

Dated:  Middlebury, Connecticut
         December 14, 1998

                                                                       EXHIBIT A

                       GENERAL DATACOMM INDUSTRIES, INC.

                       1979 EMPLOYEE STOCK PURCHASE PLAN

Article 1 -- Purpose

     This Employee Stock Purchase Plan (the "Plan") is intended as an incentive and to encourage stock ownership by all eligible employees of General DataComm Industries, Inc. (the "Corporation") and participating subsidiaries so that they may obtain a more direct interest in the continuing welfare and development of the Corporation. The Plan is designed to encourage eligible employees to remain in the employ of the Corporation and to provide incentive for superior performance. It is intended that options be issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended ("Code").

Article 2 -- Eligible Employees

     All employees of the Corporation and participating subsidiaries who have completed 91 consecutive days employment shall be eligible to receive options under this Plan to purchase the Corporation's Common Stock, $.10 par value (the "Common Stock"). There shall be no participation by subsidiaries which have employees in countries whose laws make participation impractical. Persons who have been so employed for 91 days or more on the first day of the Payment Period shall receive their options as of such day. Persons who attain the status of employment for 91 days or more after the date on which the initial options are granted under this Plan shall be granted options on the next date on which options are granted to all eligible employees. In no event may an employee be granted an option if such employee, after the option is granted, owns stock possessing five (5%) percent or more of the total combined voting power or value of all classes of stock of the Corporation or of its parent corporation or subsidiary corporation, as the terms "parent corporation" and "subsidiary corporation" are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

     For purposes of this Article 2, the term employee shall not include an employee whose customary employment is twenty (20) hours or less per week or is for not more than five (5) months in any calendar year.

Article 3 -- Stock Subject To The Plan

     The stock subject to the options shall be shares of the Corporation's authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Corporation including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 3,825,704*, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like.

Article 4 -- Payment Periods And Stock Options

     The original six-month periods, November 1 to April 30 and May 1 to October 31, were Payment Periods during which payroll deductions were accumulated under the Plan. Each Payment Period includes only full pay periods falling within it. The Board of Directors may change the starting and ending dates of six month periods at any time while the Plan is suspended. No Payment Period will commence if at such time 85% of the average market price per share is less than the publicly reported book value per share. The current Payment Periods are September 1 to February 28 or 29 and March 1 to August 31.

---------------

* Including 600,000 shares subject to authorization at the 1999 Annual Meeting of Stockholders.

     Twice each year, on the first business day of each Payment Period, the Corporation will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided for, such number of shares of the Common Stock of the Corporation reserved for the purpose of the Plan whose aggregate average market price does not exceed 10% of the employee's regular base pay for the Payment Period, on condition that such employee remains eligible to participate in the Plan throughout such Payment Period. The foregoing limitation on the number of shares which may be granted in any Payment Period is subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like. The participant shall be entitled to exercise such options so granted only to the extent of his or her accumulated payroll deductions on the last day of such Payment Period. The Option Price for each Payment Period shall be the lesser of (i) 85% of the average market price per share of the Corporation's Common Stock on the first business day of the Payment Period or (ii) 85% of the average market price per share of the Corporation's Common Stock on the last business day of the Payment Period, but in no event less than the publicly reported book value per share at the end of the Payment Period. If 85% of the average market price per share at the end of the Payment Period is less than such book value per share at the end of the Payment Period, then the Corporation will refund the employees' withholdings plus interest comparable to that offered on money market checking accounts. If 85% of the average market price per share at the end of the Payment Period equals or exceeds book value per share, but 85% of the average market price per share at the beginning of the Payment Period is less than such book value per share at the end of the Payment Period, the purchase price will be such book value per share at the end of the Payment Period. In the event of an increase or decrease in the number of outstanding shares of Common Stock of the Corporation through stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and Option Price per share provided for under the Plan, either by a proportionate increase in the number of shares and a proportionate decrease in the Option Price per share, or by a proportionate decrease in the number of shares and a proportionate increase in the Option Price per share, as may be required to enable an eligible employee who is then a participant in the Plan as to whom an option is exercised on the last day of any then current Payment Period to acquire such number of full shares as his or her accumulated payroll deductions on such date will pay for at the adjusted Option Price.

     For purposes of this Plan the term "average market price" means the average of the high and low prices of the Common Stock of the Corporation on the New York Stock Exchange, or if not listed on such Exchange on such other national securities exchange as shall be designated by the Board of Directors or the NASDAQ system.

     For purposes of this Plan the term "business day" as used herein means a day on which there is trading on the New York Stock Exchange or such national securities exchange as shall be designated by the Board of Directors, or the NASDAQ system.

     No employee shall be granted an option which permits his or her rights to purchase Common Stock under the Plan and any similar plans of the Corporation or any parent or subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with the provisions of Section 423(b)(8) of the Code, which are incorporated herein by reference.

Article 5 -- Exercise Of Option

     Eligible employees who continue to be participants in the Plan on the last business day of a Payment Period shall be deemed to have exercised their options on such date and shall be deemed to have purchased from the Corporation such number of full shares of Common Stock reserved for the purpose of the Plan as accumulated payroll deductions on such date will pay for at such Option Price. If a participant is not an employee on the last business day of a Payment Period, he or she shall not be entitled to exercise the option.

Article 6 -- Supplementary Deductions And Unused Payroll Deductions

     (a) Only full shares of Common Stock may be purchased under the Plan. Unused payroll deductions remaining in an employee's account at the end of a Payment Period will be carried forward to the succeeding Payment Period.

     (b) An employee shall have the right to authorize supplementary payroll deductions based on any bonuses and commissions, if any, paid to the employee. The election to authorize a supplementary deduction shall be made by written notice received by Human Resources no later than ten (10) days prior to the beginning of the Payment Period in which the supplementary contribution is to be made and shall remain in effect through all succeeding Payment Periods until revoked by written notice received by Human Resources.

     (c) An employee may not make any cash payments into his or her account.

Article 7 -- Authorization For Entering Plan

     An employee may enter the Plan by completing, signing and delivering to Human Resources an Authorization Form:

          (a) stating the percentage to be deducted regularly from his or her pay;

          (b) authorizing the purchase of stock on his or her behalf in each Payment Period in accordance with the terms of the Plan; and

          (c) specifying the exact name in which purchased stock is to be issued as provided under Article 11 hereof.

     Such Authorization must be received by Human Resources at least ten (10) days before the beginning date of such next succeeding Payment Period.

     Unless an employee files a new Authorization Form or withdraws from the Plan, deductions and purchases under the Authorization Form on file under the Plan will continue as long as the Plan remains in effect.

     The Corporation will accumulate and hold for the employee's account the amounts deducted from his or her pay. No interest will be paid on or credited to the employee's account, except as specifically provided in Article 4 on refunds.

Article 8 -- Maximum Amount Of Payroll Deductions

     An employee may authorize payroll deductions in an amount not less than 2% but not more than 10% of his or her regular base pay. In addition, an employee shall be entitled to authorize supplementary deductions of the same limitations pursuant to Article 6 hereof.

Article 9 -- Change In Payroll Deductions

     Deductions may only be increased or decreased once in a Payment Period and shall become effective in the next payroll period commencing after receipt of said authorized change. A new authorization will be required and must be received by Human Resources.

Article 10 -- Withdrawal From The Plan

     An employee may withdraw from the Plan in whole but not in part, at any time prior to the next to the last business day of each Payment Period by delivering a written withdrawal notice to Human Resources, in which event the Corporation will refund the entire balance of his or her deductions within ten
(10) business days after receipt of said notice.

     An employee who withdraws from the Plan is treated like an employee who has never entered the Plan. To re-enter, a new Authorization Form must be filed at least ten (10) days before the beginning date of the next Payment Period. This Form, however, cannot become effective before the beginning of the next Payment Period following withdrawal.

Article 11 -- Issuance Of Stock

     Certificates for Common Stock issued to participants will be delivered as soon as practicable after each Payment Period.

     Common Stock purchased under the Plan will be issued only in the name of the employee, or if the Authorization Form so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

Article 12 -- No Transfer Or Assignment Of Employee's Rights

     An employee's rights under the Plan are his or hers alone and may not be transferred or assigned to or availed of by any other person. Any option granted to an employee may only be exercised by that person.

Article 13 -- Termination Of Employee's Rights

     An employee's rights under the Plan will terminate when he or she ceases to be an employee because of retirement, resignation, lay-off, discharge, death, change of status, or for any other reason. A withdrawal notice will be considered as having been received from the employee on the day employment ceases, and all payroll deductions not used to purchase Common Stock will be refunded.

     If an employee's payroll deductions are interrupted by any legal process, a withdrawal notice will be considered as having been received on the day the interruption occurs.

Article 14 -- Termination And Amendments To Plan

     The Plan shall terminate on October 31, 2001.

     The Plan may be terminated at any time by the Corporation's Board of Directors. It will terminate in any case when all or substantially all of the unissued shares of Common Stock reserved for the purpose of the Plan have been purchased. If at any time shares of Common Stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to their options and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase Common Stock will be refunded.

     The Board of Directors also reserves the right to amend the Plan from time to time in any respect provided, however, that no amendment shall be effective without prior approval of the stockholders, which would (a) except as provided in Articles 3 and 4, increase the number of shares of Common Stock to be offered above or (b) change the class of employees eligible to receive options under the Plan.

Article 15 -- Limitations On Sale Of Stock Purchased Under The Plan

     The Plan is intended to provide Common Stock for investment and not for resale. The Corporation does not, however, intend to restrict or influence any employee in the conduct of personal financial affairs. An employee may, therefore, sell Common Stock purchased under the Plan at any time so chosen. Because of certain Federal tax requirements, each employee will agree, by entering the Plan, to promptly give the Corporation notice of any such stock disposed of within two (2) years after the date of grant of the applicable option or within one (1) year after issuance of the shares showing the number of such shares disposed. The employee assumes the risk of any market fluctuations in the price of such Common Stock.

Article 16 -- Corporation's Payment Of Expenses Related To Plan

     The Corporation will bear all costs of administering the Plan.

Article 17 -- Participating Subsidiaries

     The term "participating subsidiaries" shall mean any subsidiary of the Corporation which is designated by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the stockholders.

Article 18 -- Administration Of The Plan

     The Plan shall be administered by a committee appointed by the Chairman of the Board of the Corporation (the "Committee"). The Committee shall consist of not less than three (3) employees of the Corporation and/or members of the Corporation's Board of Directors. The Chairman of the Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Chairman of the Board. The Committee shall select one (1) of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

Article 19 -- Options Not Stockholders

     Neither the granting of an option to an employee nor the payroll deductions shall constitute such employee a stockholder of the shares covered by an option until such shares have been purchased by and issued to the employee.

Article 20 -- Application Of Funds

     The proceeds received by the Corporation from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

Article 21 -- Governmental Regulation

     The Corporation's obligation to sell and deliver shares of the Corporation's Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such Common Stock.

Article 22 -- Approval Of Stockholders

     The Plan was approved by the stockholders at the 1980 Annual Meeting and amended by the stockholders at the 1983, 1986, 1987, 1988, 1989, 1991, 1998 and
1999(1)** Annual Meetings.

---------------

(1)** If so approved.

PROXY

                       GENERAL DATACOMM INDUSTRIES, INC.
                                ---------------
                    PROXY - Annual Meeting of Stockholders -
                                February 4, 1999
                                ---------------
                (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of General DataComm Industries, Inc., hereby constitutes and appoints CHARLES P. JOHNSON, HOWARD S. MODLIN and GERALD GORDON, and each and any of them, the attorneys and proxies of the undersigned with full power of substitution to vote for and in the name, place and stead of the undersigned, at the Annual Meeting of the Stockholders of said Corporation, to be held at The Chase Manhattan Bank, 11th Floor, 270 Park Avenue, New York, New York, on February 4, 1999 at 4:00 P.M., and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if present:


                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


                             *FOLD AND DETACH HERE*

1) The election of Frederick R. Cronin to the
   Board of Directors for a term of three (3)     FOR     NOT FOR
   years and until his successor is elected.     -----     -----

2) The proposal to add 600,000 shares to the      FOR     AGAINST     ABSTAIN
   Corporation's 1979 Employee Stock              [ ]       [ ]         [ ]
   Purchase Plan.

The Board of Directors Recommends a Vote "AGAINST" Item 3.

3) The Stockholder proposal to add a by-law       FOR     AGAINST     ABSTAIN
   restricting repricing of Stock options.        [ ]       [ ]         [ ]

4) In their discretion, upon such other matters as may properly come before the meeting or any adjournments thereof.

Unless you specify otherwise, this Proxy will be voted "FOR" the election of the nominee as director. "FOR" the amendment to the 1979 Employee Stock Purchase Plan and "AGAINST" the Stockholder proposal.

A majority of said attorneys and proxies, or their substitute at said meeting, or any adjournments thereof (or if only one (1), that one (1)) may exercise all of the powers hereby given. Any proxy to vote any of the shares, with respect to which the undersigned is or would be entitled to vote, heretofore given to any person or persons other than the persons named above is hereby revoked.

IN WITNESS WHEREOF, the undersigned has signed and sealed this proxy and hereby acknowledges receipt of a copy of the notice of said meeting and proxy statement in reference thereto both dated December 14, 1998.

Signature____________________  Signature_____________________  Date_____________
NOTE: This Proxy, properly completed, dated and signed, should be returned immediately in the enclosed postage-paid envelope to GENERAL DATACOMM INDUSTRIES, INC.


                             *FOLD AND DETACH HERE*